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                                                                    EXHIBIT 10.8
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                            INDEMNIFICATION AGREEMENT


                                  BY AND AMONG


                              BARGO ENERGY COMPANY

                                       AND

                      ENERGY CAPITAL INVESTMENT COMPANY PLC

                       ENCAP ENERGY CAPITAL FUND III, L.P.

                      ENCAP ENERGY CAPITAL FUND III-B, L.P.

                           BOCP ENERGY PARTNERS, L.P.

                               EOS PARTNERS, L.P.

                             EOS PARTNERS SBIC, L.P.

                           EOS PARTNERS SBIC II, L.P.

                               SGC PARTNERS II LLC

                   BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.


                        KAYNE ANDERSON ENERGY FUND, L.P.

                                       AND

                              BANKERS TRUST COMPANY



                              DATED MARCH 31, 2000

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                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS...........................................................................................1
         Section 1.1       Certain Defined Terms..................................................................1

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................3
         Section 2.1       Corporate Organization.................................................................3
         Section 2.2       Qualification..........................................................................4
         Section 2.3       Authority Relative to This Agreement...................................................4
         Section 2.4       Noncontravention.......................................................................4
         Section 2.5       Articles and Bylaws....................................................................4
         Section 2.6       Capitalization of the Company..........................................................5
         Section 2.7       Governmental Approvals.................................................................5
         Section 2.8       Subsidiaries...........................................................................5
         Section 2.9       Units..................................................................................6
         Section 2.10      SEC Filings............................................................................6
         Section 2.11      Absence of Certain Changes.............................................................7
         Section 2.12      Tax Matters............................................................................7
         Section 2.13      Compliance With Laws...................................................................8
         Section 2.14      Legal Proceedings......................................................................8
         Section 2.15      Permits................................................................................9
         Section 2.16      Agreements.............................................................................9
         Section 2.17      ERISA.................................................................................10
         Section 2.18      Environmental Matters.................................................................11
         Section 2.19      Oil and Gas Properties................................................................12
         Section 2.20      Nature of Company Assets..............................................................13
         Section 2.21      Marketing of Production...............................................................13
         Section 2.22      Material Personal Property............................................................14
         Section 2.23      Intellectual Property.................................................................14
         Section 2.24      Brokerage Fees........................................................................14
         Section 2.25      Disclosure............................................................................14

ARTICLE III.  INDEMNIFICATION....................................................................................15
         Section 3.1       Indemnification by Company............................................................15
         Section 3.2       Procedure for Indemnification.........................................................15
         Section 3.3       Indemnification Despite Negligence....................................................16

ARTICLE IV.  EFFECT OF AGREEMENT.................................................................................16


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

ARTICLE V.  MISCELLANEOUS........................................................................................16
         Section 5.1.      Choice of Law.........................................................................16
         Section 5.2.      Entire Agreement......................................................................16
         Section 5.3.      Binding Effect........................................................................16
         Section 5.4.      Assignment............................................................................16
         Section 5.5.      Notices...............................................................................16
         Section 5.6.      No Merger.............................................................................16
         Section 5.7.      Expenses..............................................................................16
         Section 5.8.      Third Party Beneficiaries.............................................................17
         Section 5.9.      Transmission by Facsimile.............................................................17
         Section 5.10.     Severability..........................................................................17
         Section 5.11.     Waiver................................................................................17
         Section 5.12.     Counterparts..........................................................................17
         Section 5.13.     Remedies..............................................................................17
         Section 5.14.     Construction..........................................................................17


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                            INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT (this "Agreement") is dated as of March __, 2000 by and among Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), SGC Partners II LLC, a Delaware limited liability company ("SGCP") (each individually, an "Equity Investor," and collectively, the "Equity Investors"), Bankers Trust Company, a New York banking corporation ("BT"), and Bargo Energy Company, a Texas corporation ("Bargo" or the "Company").

         WHEREAS, in order to induce the Equity Investors to enter into the Subscription Agreement by and among the Company and the Equity Investors pursuant to which the Equity Investors will subscribe to purchase Units (as defined in the Subscription Agreement) the Company has agreed to make the representations, warranties and indemnities set forth herein;

         WHEREAS, in order to induce BT to agree to convert the Tranche B Term Loan into Units or Subordinated Notes as provided and under the circumstances described in the Credit Agreement, dated March 30, 2000, the Company has agreed to make the representations, warranties and indemnities set forth herein;

         NOW, THEREFORE, in consideration of the premises contained herein and the mutual covenants contained in the Subscription Agreement, and intending to be legally bound hereby, the Company and Equity Investors hereby agree as follows:

                             ARTICLE I. DEFINITIONS

         Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it below:

                  AFFILIATE: means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.



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                  APPLICABLE LAW: means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                  CODE: means the Internal Revenue Code of 1986, as amended.

                  COMPANY: means Bargo Energy Company, a Texas corporation, and, unless the context otherwise requires, includes the Company's predecessor, Future Petroleum Corporation, a Utah corporation.

                  CREDIT AGREEMENT: means the Credit Agreement by and among the Company, Chase Bank of Texas, National Association, as Administrative Agent, Bankers Trust Company, as Syndication Agent, Bank One of Texas, N.A., as Documentation Agent, and the lenders parties thereto from time to time.

                  ENCUMBRANCES: means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                  ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

                  EXCHANGE ACT: means the Securities Exchange Act of 1934, as amended.

                  GAAP: means generally accepted accounting principles in the United States of America from time to time.

                  GOVERNMENTAL ENTITY: means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign), as well as the New York Stock Exchange, The Nasdaq Stock Market, and any exchange upon which the Common Stock is listed from time to time.

                  MATERIAL ADVERSE EFFECT: means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations or condition (financial or otherwise) of a party, or (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

                  PERMITS: means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

                  PERSON: means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.



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                  PROCEEDINGS: means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                  REASONABLE BEST EFFORTS: means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  SECURITIES ACT: means the Securities Act of 1933, as amended.

                  SUBSIDIARY: means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Company.

                  TAXES: means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

                  TAX RETURN: means any return or report, including any related or supporting information, with respect to Taxes.

                  TO THE BEST KNOWLEDGE: of a specified person (or similar references to a person's knowledge) means all information to be attributed to such person actually or constructively known to (a) such person in the case of an individual or (b) in the case of a corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such person. A person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Equity Investors and BT jointly and severally, that:

         Section 2.1 CORPORATE ORGANIZATION. Bargo is a corporation duly organized, validly existing, and in good standing under the laws of Texas and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Bargo are pending or, to the best knowledge of Bargo, threatened.

         Section 2.2 QUALIFICATION. Bargo is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.


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         Section 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Bargo has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Subscription Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Bargo of this Agreement and the Subscription Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Bargo. This Agreement and the Subscription Agreement has each been duly executed and delivered by Bargo and constitutes valid and legally binding obligations of Bargo, enforceable against Bargo in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         Section 2.4 NONCONTRAVENTION. The execution, delivery, and performance by Bargo of this Agreement and the Subscription Agreement and the consummation by it of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or result in a violation of any provision of the articles of incorporation or bylaws or other governing instruments of Bargo, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Bargo or any subsidiary is a party or by which Bargo or any subsidiary or any of their respective properties may be bound or any Permit held by Bargo or any subsidiary, (iii) result in the creation or imposition of any Encumbrance upon the properties of Bargo or any subsidiary, or
(iv) violate any Applicable Law binding upon Bargo or any subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Bargo, and except, for the filing of Articles of Amendment to Bargo's Articles of Incorporation as contemplated by Section 4.4 of the Subscription Agreement and, for such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given.

         Section 2.5 ARTICLES AND BYLAWS. The Company has made available to Equity Investors and BT accurate and complete copies of (i) the articles of incorporation and bylaws of each of the Company and the Subsidiaries as currently in effect, (ii) the stock records of each of the Company and the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Company and the Subsidiaries, any committees of such Boards, and the shareholders of the Company and the Subsidiaries (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Company and the Subsidiaries and all actions taken by such Boards of Directors, committees, and shareholders. Neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation or bylaws, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Company.


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         Section 2.6 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of (i) 120,000,000 shares of Common Stock, of which, as of the date hereof, 87,932,726 shares are outstanding and no shares are held in the Company's treasury, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which, as of the date hereof, 5,000,000 shares are outstanding and no such shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by the Company of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. The Cumulative Preferred Stock, Series B ("Series B Preferred Stock") constitutes all of the outstanding shares of preferred stock. As of the date hereof, an aggregate of 25,798,339 shares of Common Stock of the Company are reserved for issuance and are issuable upon the exercise of outstanding stock options granted under the Company's stock option plans and outstanding warrants (subject to certain anti-dilution provisions applicable thereto). Upon the amendment of the Company's Articles of Incorporation, as contemplated by the Subscription Agreement,37,685,454 shares of Common Stock and 45,000 shares of Preferred Stock, Series C will be reserved for issuance pursuant to the Subscription Agreement and the conversion of the Tranche B Term Notes as defined in the Credit Agreement. Except as disclosed above in this Section, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. Other than regarding the Series B Preferred Stock there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         Section 2.7 GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement or the Subscription Agreement or the consummation by it of the transactions contemplated hereby or thereby.

         Section 2.8 SUBSIDIARIES.

         (a) The Company does not own, directly or indirectly, any capital stock of, or other equity interest in, any corporation or have any direct or indirect equity or ownership interest in any other person, other than the Subsidiaries.
Schedule 2.8 lists each Subsidiary, the jurisdiction of incorporation of each Subsidiary, and the authorized and outstanding capital stock of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified or licensed



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to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending, or to the knowledge of the Company, threatened.

         (b) All the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Encumbrances. All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (c) Except as set forth on Schedule 2.8, there are outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. Except as stated otherwise herein, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         Section 2.9 UNITS. The Units and/or Subordinated Notes to be issued by the Company pursuant to the provisions of the Subscription Agreement and the Credit Agreement have been duly authorized for such issuance. When issued and delivered by the Company in accordance with the provisions of the Subscription Agreement and Credit Agreement, the shares of Common Stock and Series C Preferred Stock which comprise the Units and the Subordinated Notes will be validly issued, fully paid, and nonassessable. The issuance of the Units pursuant to this Agreement is not subject to any preemptive or similar rights.

         Section 2.10 SEC FILINGS. Since January 1, 1999, the Company has filed on a timely basis, all periodic reports and proxy statements with the Securities and Exchange Commission required to be filed under the Exchange Act. The Company's Annual Report on Form-10KSB for the fiscal year ended December 31, 1999, Report on Form 8-K filed on February 28, 2000 and Information Statement on
Schedule 14C filed on March 13, 2000 (collectively, the "SEC Documents") are all of the documents the Company was required to file with the Securities and Exchange Commission since January 1, 2000. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Documents. The SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. The audited consolidated financial statements and unaudited



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consolidated interim financial statements, if any, of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto; present fairly in all material respects, in conformity with GAAP applied on a consistent basis, the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder); and are in all material respects in accordance with the books of account and records of the Company and the Subsidiaries. There are no material liabilities of the Company or any Subsidiary (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein.

         Section 2.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the
SEC Documents or on Schedule 2.11, since January 1, 2000: (i) there has not been any change, development, or effect, individually or in the aggregate, that has had, or might reasonably be expected to have, a Material Adverse Effect on the Company or a Subsidiary; (ii) the businesses of the Company and the Subsidiaries have been conducted only in the ordinary course consistent with past practice;
(iii) neither the Company nor any Subsidiary has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) neither the Company nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance).

         Section 2.12 TAX MATTERS. Except as disclosed on Schedule 2.12:

         (a) except in each case as could not be reasonably expected to have a Material Adverse Effect, all Tax Returns have been or will be timely filed by the Company and the Subsidiaries when due in accordance with all applicable laws; all Taxes shown on such Tax Returns have been or will be timely paid when due; such Tax Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; such Tax Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

         (b) the Company and the Subsidiaries have paid all Taxes required to be paid by them in all material respects (whether or not shown on a Tax Return) or for which they could be liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional Tax payments are due but such assessment is based on an adjustment to a return or position, if such party has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under Tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to their income, properties, transactions or operations as reflected on their books (including, without limitation, the



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balance sheet included in the Company's Form 10-KSB for the fiscal year ended
December 31, 1999) are adequate to cover such Taxes;

         (c) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of the Company or the Subsidiaries, nor has the Company or a Subsidiary been requested to enter into any such agreement or consent; and

         (d) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or the Subsidiaries.

         Section 2.13 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 2.13, the Company and the Subsidiaries have complied in all material respects with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products and services, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Neither the Company nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied. Neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company or any Subsidiary.

         Section 2.14 LEGAL PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary, except (i) as disclosed on Schedule 2.14, (ii) for any Proceedings that pertain to routine claims by persons other than Governmental Entities that are fully covered by insurance (subject to applicable insurance deductibles), (iii) for minor product or service warranty claims arising in the usual and ordinary course of business which in the aggregate may be satisfied at nominal cost to the Company, and (iv) for Proceedings which, individually or in the aggregate, if prosecuted to judgment, would not have a Material Adverse Effect on the Company. Except as disclosed on Schedule 2.14, any and all potential liability of the Company and the Subsidiaries under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company and the Subsidiaries. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on the Company. There are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         Section 2.15 PERMITS. The Company and the Subsidiaries hold all
Permits necessary or required for the conduct of the business of the Company and the Subsidiaries as currently conducted, except where the failure to hold such Permits could not reasonably be expected to have a Material Adverse Effect. Each of such Permits is in full force and effect, the Company or such Subsidiary


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is in compliance with all its obligations with respect thereto, and, to the best knowledge of the Company, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 2.15, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of the Company, threatened with respect to any alleged failure by the Company or a Subsidiary to have any Permit the absence of which would have a Material Adverse Effect on the Company.

         Section 2.16 AGREEMENTS.

         (a) Set forth on Schedule 2.16 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is otherwise bound:

                  (i) collective bargaining agreements and similar agreements with employees as a group;

                  (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature;

                  (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

                  (iv) agreements between or among the Company and any of the Subsidiaries;

                  (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by the Company or any Subsidiary or to the direct or indirect guarantee or assumption by the Company or any Subsidiary of any obligation of others, including any agreement (other than trade payables incurred in the ordinary course of business) that has the economic effect although not the legal form of any of the foregoing;

                  (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

                  (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

                  (viii) agreements containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                  (ix) joint venture agreements;

                  (x) contracts and other agreements under which the Company or any Subsidiary agrees to indemnify any party; and

                  (xi) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

         (b) The Company has made available to Equity Investors and BT accurate and complete copies of the agreements listed on Schedule 2.16. Each of such agreements is a valid and binding agreement of the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) the other party or parties thereto, enforceable against the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) such other party or parties in accordance with its terms. Neither the Company nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Subsidiary under, any of such agreements, and neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary is in breach of or in default under any of such agreements, except in each case which could not be reasonably expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company or any Subsidiary of any such breach or default.

         (c) Neither the Company nor any Subsidiary has received notice of any plan or intention of any other party to any material agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any material agreement. Neither the Company nor any Subsidiary currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect on the Company.

         Section 2.17 ERISA. Other than a group health plan and a 401(k) plan, there is no "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is, or is required to be, maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         Section 2.18 ENVIRONMENTAL MATTERS.

         (a) Except as disclosed on Schedule 2.18:

                  (i) the properties, operations, and activities of the Company and the Subsidiaries comply with all Applicable Environmental Laws (as defined below), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect;

                  (ii) the Company and the Subsidiaries and the properties, operations, and activities of the Company and the Subsidiaries are not subject to any existing, pending, or, to the best knowledge of the Company, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect;

                  (iii) all Permits, if any, required to be obtained by the Company or any Subsidiary under any Applicable Environmental Laws in connection with any aspect of the business of the Company or the Subsidiaries, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and the Company and the Subsidiaries are in compliance with the material terms and conditions of all such Permits;

                  (iv) the Company and the Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their respective operations and imposed by any Governmental Entity under any Applicable Environmental Laws, and the Company and the Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements;

                  (v) to the best knowledge of the Company, there are no physical or environmental conditions existing on any property owned or leased by the Company or any Subsidiary or resulting from the Company's or any Subsidiary's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities;

                  (vi) to the best knowledge of the Company, since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by the Company or any Subsidiary or used in connection with their respective properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the best knowledge of the Company, such carriers and facilities, at the time of such transportation or disposal, were operating in compliance with such authorizations and were not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

                  (vii) since the effective date of the relative requirements of Applicable Environmental Laws, there has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment in violation of any Applicable Environmental Laws, by the Company or any Subsidiary or in connection with their respective properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and

                  (viii) the Company and the Subsidiaries shall make available to Equity Investors all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company and the Subsidiaries relating to any of the current or former properties, operations, or activities of the Company and the Subsidiaries, provided that the Company and the Subsidiaries shall not be required to make available any such audits, studies, or correspondence that may be subject to the attorney-client privilege or similar privilege.

         (b) For purposes of this Agreement, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect (currently or hereafter) in any and all jurisdictions in which the Company or the Subsidiaries have conducted operations or activities or owned or leased property, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Water Code, the Texas Solid Waste Disposal Act, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws.

         (c) The representations and warranties contained in this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances known to the Company, if any, pertaining to the properties, operations, and activities of the Company and the Subsidiaries.

         Section 2.19 OIL AND GAS PROPERTIES.

         (a) Each of the Company and the Subsidiaries has good and marketable title to all of its material oil and gas properties and assets, free and clear of all liens other than as disclosed in Schedule 2.19; provided, that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. All proceeds from the sale of each the Company's and the Subsidiaries' share of the hydrocarbons being produced from its oil and gas properties are currently being paid in full to such party by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party.

         (b) The Company has delivered to Equity Investors and BT a copy of the reserve report (the "Reserve Report") dated as of January 1, 2000, prepared by T.J. Smith and Company, Inc., independent reserve engineers (the "Reserve Engineers"), relating to the oil and gas reserves of the Company and the Subsidiaries. The factual information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's and the Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Reserve Engineers were, as of the date of the Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Subsidiaries; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

         Section 2.20 NATURE OF COMPANY ASSETS. The assets of the Company and of the Subsidiaries consist solely of (i) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 2.20, the term "associated exploration and production assets" shall have the meaning ascribed thereto in
Section 802.3 of the Rules promulgated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         Section 2.21 MARKETING OF PRODUCTION. Except for contracts listed on
Schedule 2.21 (with respect to all of which contracts the Company represents that it or its affiliates are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject property's delivery capacity), there exist no material agreements for the sale of production from the leasehold and other interests in oil, gas and other mineral properties owned, or otherwise held in the name of, the Company or its affiliates (collectively, the "Oil and Gas Properties") (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) agreements or arrangements pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (ii) agreements or arrangements that are cancelable on 90 days notice or less without penalty or detriment.

         Section 2.22 MATERIAL PERSONAL PROPERTY. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its affiliates that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its affiliates, in a manner consistent with the Company's or its affiliates' past practices.

         Section 2.23 INTELLECTUAL PROPERTY. The Company and its affiliates either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect on the Company. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on the Company. The Company and its affiliates are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any affiliate to use, copy, modify or distribute the same.

         Section 2.24 BROKERAGE FEES. Neither the Company nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated in the Subscription Agreement. The Company shall indemnify and hold harmless Equity Investors from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by the Company or any of its Affiliates.

         Section 2.25 DISCLOSURE. No representation or warranty made by the Company in this Agreement or in the Subscription Agreement, and no statement of the Company contained in any document, certificate, or other writing furnished or to be furnished by the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Company knows of no matter (other than matters of a general economic character, including commodity prices, not relating solely to the Company or any Subsidiary in any specific manner) which has not been disclosed to Equity Investors pursuant to this Agreement or in the Subscription Agreement which has or is reasonably likely to have a Material Adverse Effect on the Company. The Company has delivered or made available to Equity Investors and BT accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article II or any Schedule hereto.

                          ARTICLE III. INDEMNIFICATION

         Section 3.1 INDEMNIFICATION BY COMPANY. Subject to the terms and conditions of this Article III, the Company shall indemnify, defend, and hold harmless Equity Investors and BT from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Equity Investors or BT, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         Section 3.2 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 3.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

         Section 3.3 INDEMNIFICATION DESPITE NEGLIGENCE. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED PURSUANT TO THIS ARTICLE III SHALL BE INDEMNIFIED AND HELD HARMLESS FROM AND AGAINST ALL DAMAGES AS TO WHICH INDEMNITY IS PROVIDED FOR UNDER THIS ARTICLE III NOTWITHSTANDING THAT ANY SUCH DAMAGES ARISE OUT OF OR

RESULT FROM THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND REGARDLESS OF WHETHER ANY OTHER PERSON (INCLUDING THE OTHER PARTIES TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT.

                         ARTICLE IV. EFFECT OF AGREEMENT

         This Agreement shall not affect the obligation of the Equity Investors to purchase securities from the Company as contemplated by or otherwise perform under the Subscription Agreement or the conversion of BT's Tranche B Term Notes under and pursuant to the terms of the Credit Agreement.

                            ARTICLE V. MISCELLANEOUS

         Section 5.1. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of Texas, notwithstanding principles of conflicts of laws.

         Section 5.2. ENTIRE AGREEMENT. This Agreement, including all schedules attached hereto, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

         Section 5.3. BINDING EFFECT. This Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors and permitted assigns of the parties.

         Section 5.4. ASSIGNMENT. Except as provided in this Section, this Agreement may not be assigned by any party hereto without the prior written consent of all other parties. This Agreement may be assigned by the Equity Investors or BT to their respective Affiliates.

         Section 5.5. NOTICES. All notices, requests and approval required by this Agreement shall be given as provided in the Subscription Agreement in the case of an Equity Investor or the Company and in the Credit Agreement, in the case of BT.

         Section 5.6. NO MERGER. The parties agree and acknowledge that none of the warranties and representations contained in this Agreement shall merge upon the execution and delivery of this Agreement by the parties and that all such warranties and representations shall continue in full force and effect after the date hereof.

         Section 5.7. EXPENSES. The Company agrees to pay the Equity Investors' reasonable out-of-pocket expenses (including fees and expenses of legal counsel, including in-house counsel, accountants and other professional advisors) incurred in connection with the negotiation and settlement of this Agreement.

         Section 5.8. THIRD PARTY BENEFICIARIES. Except as expressly permitted in this Agreement, the parties do not intend, nor shall any clause in this Agreement be interpreted to create, for any third party an obligation to or benefit from any of the parties.

         Section 5.9. TRANSMISSION BY FACSIMILE. The parties agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device shall be treated as binding as if originals and each party undertakes in writing to provide each, and every other, party with a copy of this Agreement bearing original signatures.

         Section 5.10. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable by an arbitrator or a court of competent jurisdiction, that provision shall be deemed to be severed from this Agreement only to the extent of the facts in dispute, and where permitted by such determination, and the remaining provisions of this Agreement shall not be affected and shall remain valid and enforceable, provided that in the event that any portion of this Agreement is determined to be or becomes invalid or unenforceable (the "offending portion"), the parties shall negotiate, in good faith, reasonable changes to this Agreement that are consistent with industry practice and as shall reasonably preserve the parties' intentions, benefits and obligations that were the subject of such offending portion.

         Section 5.11. WAIVER. Each party may only waive any right it may have pursuant to this Agreement in writing and subject to the notice provisions hereof. Any waiver of a right, including any right under this Agreement, by any party shall not constitute a waiver of any other right by such party. Failure or delay by any party to enforce any term or condition of this Agreement shall not constitute a wavier of such term or condition.

         Section 5.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

         Section 5.13. REMEDIES. Except as otherwise provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

         Section 5.14. CONSTRUCTION. Each of the parties hereto acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.

                           INDEMNIFICATION AGREEMENT


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date above first written.

                            ENERGY CAPITAL INVESTMENT COMPANY PLC



                            By:
                               -----------------------------------------------
                                   Gary R. Petersen
                                   Director

                            ENCAP ENERGY CAPITAL FUND III, L.P.
                            By:    EnCap Investments L.L.C., General Partner



                                   By:
                                      --------------------------------------
                                        D. Martin Phillips
                                        Managing Director

                            ENCAP ENERGY CAPITAL FUND III-B, L.P.
                            By:    EnCap Investments L.L.C., General Partner



                                   By:
                                      --------------------------------------
                                        D. Martin Phillips
                                        Managing Director

                            BOCP ENERGY PARTNERS, L.P.
                            By:    EnCap Investments L.L.C., Manager



                                   By:
                                      --------------------------------------
                                        D. Martin Phillips
                                        Managing Director





                            Idemnification Agreement

                            EOS PARTNERS, L.P.



                            By:
                               -----------------------------------------------
                                Brian Young
                                General Partner

                            EOS PARTNERS SBIC, L.P.
                            By: Eos SBIC General, L.P., its general partner
                                By: Eos SBIC, Inc., its general partner



                            By:
                               -----------------------------------------------
                                Brian Young
                                President

                            EOS PARTNERS SBIC II, L.P.
                            By: Eos SBIC General II, L.P., its general partner
                                By: Eos SBIC II, Inc., its general partner



                            By:
                               -----------------------------------------------
                                Brian Young
                                President


                            SGC PARTNERS II LLC



                            By:
                               -----------------------------------------------
                                V. Frank Pottow
                                Managing Director




                           Indemnification Agreement

                                       BANCAMERICA CAPITAL INVESTORS SBIC I,
                                       L.P.
                                       By: BancAmerica Capital Management SBIC
                                           I, LLC, its general partner
                                           By: BancAmerica Capital Management I,
                                               L.P., its sole member
                                               By: BACM I GP, LLC, its general
                                                   partner



                                               By:
                                                  ------------------------------
                                                   J. Travis Hain
                                                   Managing Director

                                       KAYNE ANDERSON ENERGY FUND, L.P.
                                       By: Kayne Anderson Capital Advisors,
                                           L.P., its General Partner
                                           By: Kayne Anderson Investment
                                               Management, Inc., its General
                                               Partner



                                               By:
                                                  ------------------------------
                                                   Daniel M. Weingeist
                                                   Managing Director

                                       BARGO ENERGY COMPANY



                                       By:
                                          --------------------------------------
                                           Jonathan M. Clarkson
                                           President




                           Indemnification Agreement

                                   BANKERS TRUST COMPANY

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------





                           Indemnification Agreement

                                  SCHEDULE 2.8
                                  SUBSIDIARIES




           Subsidiary               Jurisdiction    Type of Entity     Authorized      Outstanding           %
                                                                         Shares           Shares           Owner
--------------------------------------------------------------------------------------------------------------------
Bargo Petroleum Corporation           Texas          Corporation        10,000           1,000             100%
--------------------------------------------------------------------------------------------------------------------

Future CAL-TEX Corporation            Texas          Corporation     1,000,000           1,000             100%
--------------------------------------------------------------------------------------------------------------------


                           Indemnification Agreement

                                  SCHEDULE 2.11
                                MATERIAL CHANGES


None.



                           Indemnification Agreement

                                  SCHEDULE 2.12
                                   TAX MATTERS


None.



                           Indemnification Agreement

                                  SCHEDULE 2.13
                              COMPLIANCE WITH LAWS



         Certain filings with the Securities and Exchange Commission have been filed late.



                           Indemnification Agreement

                                  SCHEDULE 2.14
                                LEGAL PROCEEDINGS


None.



                           Indemnification Agreement

                                  SCHEDULE 2.15
                         GOVERNMENTAL PERMIT PROCEEDINGS


None.



                           Indemnification Agreement

                                  SCHEDULE 2.16
                                   AGREEMENTS


In addition to the agreements those previously disclosed in the Company's filings with the Securities and Exchange Commission the Company has entered into the following material agreements:

         o Approximately 50% of CURRENT oil production is hedged as follows:

                  - 22,800 barrels beginning October 1999 declining each month to 18,750 barrels in September 2000 at a floor of $18.00 and a cap of $20.75.

                  - 27,400 barrels beginning October 1999 declining each month to 23,250 barrels in September 2000 at a floor of $18.00 and a cap of $23.08.

         o For the 12 month period October 2000 - September 2001 a straight swap is in place for approximately 25% of CURRENT monthly oil production at $17.55 per barrel. (18,525 barrels beginning 10/00 declining to 16,200 barrels in 9/01)

         o For the 12 month period October 2000 - September 2001 a straight swap is in place for approximately 25% of CURRENT monthly oil production at $18.05 per barrel. ( 22,825 barrels beginning 10/00 declining to 18,100 barrels in 9/01)

         o Floors are in place for April 2000-December 2000 at a price of $22.00 per bbl for 75% of the PROJECTED TEXACO acquisition volume (1,791,672 bbls)

         o Floors are in place for January 2001-December 2001 at a price of $21.00 per bbl for 75% of the PROJECTED TEXACO acquisition volume (2,197,728 bbls)

         o Change of Control Agreement dated September 1, 1999 between the Company and Tim J. Goff.

         o Change of Control Agreement dated September 1, 1999 between the Company and Jonathan M. Clarkson.



                           Indemnification Agreement